EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for Third Quarter 2022

Third Quarter Financial Results

(in thousands)	Q3 22	Q3 21	YOY Change	Q3 22 YTD	Q3 21 YTD	YOY Change
Total Revenues	$16,264	$15,109	7.6%	$50,513	$41,595	21.4%
Operating Income	671	1,018	(34.1%)	2,585	2,009	28.7%
Income Before Provision for Taxes	776	1,473	(47.3%)	2,789	5,190	(46.3%)
Net Income	1,887	1,153	(63.7%)	3,547	4,495	(21.1%)
EBITDA*	820	1,711	(52.1%)	2,944	5,979	(50.8%)
Adjusted EBITDA*	768	1,251	(38.6%)	2,898	2,755	5.2%
Pre-Corporate EBITDA*	1,015	1,451	(30.0%)	3,621	3,398	6.6%
* Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, Nov. 10, 2022 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues of $16.3 million and net income of $1.9 million for the three months ended September 30, 2022, compared to revenues of $15.1 million and net income of $1.2 million for the three months ended September 30, 2021. For the nine months ended September 30, 2022, Wilhelmina reported revenues of $50.5 million and net income of $3.5 million compared to revenue of $41.6 million and net income of $4.5 million for the nine months ended September 30, 2021.

Increased revenues in 2022 were primarily due to increased bookings as the cities where Wilhelmina operates reopened and business activity increased as COVID-19 restrictions were moderated or rescinded. In 2022, net income was significantly impacted by the release of a $1.5 million valuation allowance on the Company’s deferred tax assets. In 2021, net income was significantly impacted by gain on forgiveness of PPP loans and employee retention payroll tax credits.

For the year ended December 31, 2021, Wilhelmina maintained a full $1.5 million valuation allowance against its deferred tax assets. As of each reporting date, management considers new evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. In connection with its assessment for the third quarter of 2022, management determined that there was sufficient evidence to conclude that it was more likely than not that all deferred tax assets were realizable. This evidence included three years of cumulative pretax income, excluding nonrecurring items. Consequently, the full valuation allowance against deferred tax assets was released as of September 30, 2022, resulting in a $1.5 million income tax benefit. The Company will continue to assess the evidence used to determine the need for a valuation allowance and may reinstate the valuation allowance in future periods if warranted by changes in estimated future income and other factors.

Financial Results

Net income for the three months ended September 30, 2022 was $2.9 million, or $0.37 per fully diluted share, compared to net income of $1.2 million, or $0.22 per fully diluted share, for the three months ended September 30, 2021. Net income for the nine months ended September 30, 2022 was $3.5 million, or $0.69 per fully diluted share, compared to net income of $4.5 million, or $0.87 per fully diluted share, for the nine months ended September 30, 2021.

Pre-Corporate EBITDA was $1.0 million and $3.6 million for the three and nine months ended September 30, 2022, compared to Pre-Corporate EBITDA of $1.5 million and $3.4 million for the three and nine months ended September 30, 2021.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and nine months ended September 30, 2022 and 2021.

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net income	1,887	1,153	3,547	4,495
Interest expense	2	7	7	49
Income tax expense	(1,111)	320	(758)	695
Amortization and depreciation	42	231	148	740
EBITDA**	820	1,711	2,944	5,979
Foreign exchange (gain) loss	(107)	(4)	(211)	84
Non-recurring items*	-	(458)	-	(3,314)
Share-based payment expense	55	2	165	6
Adjusted EBITDA**	768	1,251	2,898	2,755
Corporate overhead	247	200	723	643
Pre-Corporate EBITDA**	1,015	1,451	3,621	3,398
*Non-recurring items include gain on forgiveness of loans and employee retention credit during the three and nine months ended September 30, 2022
**Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and nine months ended September 30, 2022, when compared to the three and nine months ended September 30, 2021, were primarily the result of the following:

  Revenues net of model costs for the three and nine months ended September 30, 2022 increased by 1.6% and 15.9% primarily due to increased bookings as the cities where Wilhelmina operates reopened and business activity increased as COVID-19 vaccination rates rose;
  Salaries and service costs for the three and nine months ended September 30, 2022 increased by 22.8% and 31.3% primarily due to personnel hires and payroll changes to better align Wilhelmina staffing with the needs of each office and geographical region;
  Office and general expenses for the three months ended September 30, 2022 increased by 6.7% primarily due to increased marketing expense, legal expense, insurance, and bad debt expense. Office and general expense for the nine months ended September 30, 2022 decreased by 5.2% primarily due to reduced rent expense, other office related expenses, and computer expenses, partially offset by an increase in bad debt expense and legal expense in 2022;
  Income tax net benefit of $1.1 million and $0.8 million for the three and nine months ended September 30, 2022 was primarily the result of the release of a $1.5 million valuation allowance on the Company’s deferred tax assets;
  Amortization and depreciation expense for the three and nine months ended September 30, 2022 decreased by 81.8% and 80.0%, primarily due to reduced depreciation of assets that became fully amortized in 2021;
  Non-recurring items included $2.0 million of gain on forgiveness of PPP loans in the nine months ended September 30, 2021 and $0.5 million and $1.3 million of employee retention credit in the three and nine months ended September 30, 2021; and
  Corporate overhead expenses for the three and nine months ended September 30, 2022 increased by 23.5% and 12.4%, primarily due to increased securities compliance costs.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	(Unaudited)
	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$10,529	$10,251
Accounts receivable, net of allowance for doubtful accounts of $1,647 and $1,580, respectively	10,890	8,858
Prepaid expenses and other current assets	218	91
Total current assets	21,637	19,200

Property and equipment, net of accumulated depreciation of $1,186 and $4,094, respectively	164	168
Right of use assets-operating	1,386	1,745
Right of use assets-finance	154	199
Trademarks and trade names with indefinite lives	8,467	8,467
Goodwill	7,547	7,547
Other assets	319	98

TOTAL ASSETS	$39,674	$37,424

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,221	$3,707
Due to models	8,958	8,090
Deferred revenue	-	535
Lease liabilities – operating, current	408	463
Lease liabilities – finance, current	61	64
Total current liabilities	13,648	12,859

Long term liabilities:
Deferred income tax, net	985	2,048
Lease liabilities – operating, non-current	1,080	1,361
Lease liabilities – finance, non-current	100	143
Total long term liabilities	2,165	3,552

Total liabilities	15,813	16,411

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares issued at September 30, 2022 and December 31, 2021	65	65
Treasury stock, 1,314,694 shares at September 30, 2022 and December 31, 2021, at cost	(6,371)	(6,371)
Additional paid-in capital	88,745	88,580
Accumulated deficit	(57,691)	(61,238)
Accumulated other comprehensive loss	(887)	(23)
Total shareholders’ equity	23,861	21,013

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$39,674	$37,424

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Three and Nine Months Ended September 30, 2022 and 2021
 (In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Service revenues	$16,256	$15,101	$50,490	$41,569
License fees	8	8	23	26
Total revenues	16,264	15,109	50,513	41,595

Model costs	11,822	10,736	36,824	29,787

Revenues, net of model costs	4,442	4,373	13,689	11,808

Operating expenses:
Salaries and service costs	2,753	2,241	8,102	6,169
Office and general expenses	729	683	2,131	2,247
Amortization and depreciation	42	231	148	740
Corporate overhead	247	200	723	643
Total operating expenses	3,771	3,355	11,104	9,799
Operating income	671	1,018	2,585	2,009

Other (income) expense:
Foreign exchange (gain) loss	(107)	(4)	(211)	84
Gain on forgiveness of loan	-	-	-	(1,994)
Employee retention payroll tax credit	-	(458)	-	(1,320)
Interest expense	2	7	7	49
Total other income	(105)	(455)	(204)	(3,181)

Income before provision for income taxes	776	1,473	2,789	5,190

(Provision) benefit for income taxes:
Current	(221)	(48)	(305)	(158)
Deferred	1,332	(272)	1,063	(537)
(Provision) benefit for income taxes, net	1,111	(320)	758	(695)

Net income	$1,887	$1,153	$3,547	$4,495

Other comprehensive loss:
Foreign currency translation adjustment	(352)	(117)	(864)	(120)
Total comprehensive income	$1,535	$1,036	$2,683	$4,375

Basic net income per common share	$0.37	$0.22	$0.69	$0.87
Diluted net income per common share	$0.37	$0.22	$0.69	$0.87

Weighted average common shares outstanding-basic	5,157	5,157	5,157	5,157
Weighted average common shares outstanding-diluted	5,157	5,157	5,157	5,157

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Three and Nine Months Ended September 30, 2022 and 2021
(In thousands)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2020	6,472	$65	(1,315)	$(6,371)	$88,487	$(65,756)	$81	$16,506
Share based payment expense	-	-	-	-	3	-	-	3
Net income to common shareholders	-	-	-	-	-	2,221	-	2,221
Foreign currency translation	-	-	-	-	-	-	(19)	(19)
Balances at March 31, 2021	6,472	$65	(1,315)	$(6,371)	$88,490	$(63,535)	$62	$18,711
Share based payment expense	-	-	-	-	1	-	-	1
Net income to common shareholders	-	-	-	-	-	1,121	-	1,121
Short-swing profit disgorgement	-	-	-	-	32	-	-	32
Foreign currency translation	-	-	-	-	-	-	16	16
Balances at June 30, 2021	6,472	$65	(1,315)	$(6,371)	$88,523	$(62,414)	$78	$19,881
Share based payment expense	-	-	-	-	2	-	-	2
Net income to common shareholders	-	-	-	-	-	1,153	-	1,153
Foreign currency translation	-	-	-	-	-	-	(117)	(117)
Balances at September 30, 2021	6,472	$65	(1,315)	$(6,371)	$88,525	$(61,261)	$(39)	$20,919

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2021	6,472	$65	(1,315)	$(6,371)	$88,580	$(61,238)	$(23)	$21,013
Share based payment expense	-	-	-	-	55	-	-	55
Net income to common shareholders	-	-	-	-	-	739	-	739
Foreign currency translation	-	-	-	-	-	-	(174)	(174)
Balances at March 31, 2022	6,472	$65	(1,315)	$(6,371)	$88,635	$(60,499)	$(197)	$21,633
Share based payment expense	-	-	-	-	55	-	-	55
Net income to common shareholders	-	-	-	-	-	921	-	921
Foreign currency translation	-	-	-	-	-	-	(338)	(338)
Balances at June 30, 2022	6,472	$65	(1,315)	$(6,371)	$88,690	$(59,578)	$(535)	$22,271
Share based payment expense	-	-	-	-	55	-	-	55
Net income to common shareholders	-	-	-	-	-	1,887	-	1,887
Foreign currency translation	-	-	-	-	-	-	(352)	(352)
Balances at September 30, 2022	6,472	$65	(1,315)	$(6,371)	$88,745	$(57,691)	$(887)	$23,861

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
For the Nine Months Ended September 30, 2022 and 2021
 (In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income:	$3,547	$4,495
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	148	740
Share based payment expense	165	6
Gain on forgiveness of loan	-	(1,994)
Gain on foreign exchange rates	(211)	84
Deferred income taxes	(1,063)	537
Bad debt expense	115	100
Changes in operating assets and liabilities:
Accounts receivable	(2,123)	(3,140)
Prepaid expenses and other current assets	(140)	19
Right of use assets-operating	359	258
Other assets	(228)	(5)
Due to models	1,086	1,420
Lease liabilities-operating	(337)	(234)
Deferred revenue	(535)	-
Accounts payable and accrued liabilities	455	456
Net cash provided by operating activities	1,238	2,742

Cash flows from investing activities:
Purchases of property and equipment	(96)	(16)
Net cash used in investing activities	(96)	(16)

Cash flows from financing activities:
Shareholder short-swing profit disgorgement	-	32
Payments on finance leases	(45)	(65)
Repayment of term loan	-	(743)
Net cash used in financing activities	(45)	(776)

Foreign currency effect on cash flows:	(819)	(45)

Net change in cash and cash equivalents:	278	1,905
Cash and cash equivalents, beginning of period	10,251	5,556
Cash and cash equivalents, end of period	$10,529	$7,461

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$23
Cash paid for income taxes	$16	$12

Noncash investing and financing activities
Gain on forgiveness of loan	$-	$1,994

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense. The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss, share-based payment expense and certain significant non-recurring items that the Company may include from time to time. For 2021, these non-recurring items represented gain on forgiveness of PPP loans and employee retention payroll tax credit. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the third quarter ended September 30, 2022 filed with the Securities and Exchange Commission on November 10, 2022.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, together with its subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on the Nasdaq Capital Market under the symbol WHLM. Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami and London. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:	Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com